                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the caption "Experts" and to the use of our reports pertaining to eGain Communications Corporation dated July 16, 1999 and pertaining to Sitebridge Corporation dated July 16, 1999 included in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of eGain Communications Corporation for the registration of its common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California

September 15, 1999